UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2012

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive office)

Registrant’s telephone number, including area code: (345) 943-3100

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On December 26, 2012, Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch committed to financing $800 million each in the form of variable-funding notes issued by HLSS Servicer Advance Receivables Trust (the “Issuer”). These series of the Issuer’s notes mature in August 2013, and below is a brief description of their maximum principal amount and interest rate by class:

Series	Amount ($millions)	Index	Pre-ABS Margin	Post-ABS Margin Floor
Series 2012 - VF2
Class A	$671.0	One-Month LIBOR	1.95%	1.20%
Class B	65.0	One-Month LIBOR	2.60%	1.85%
Class C	32.0	One-Month LIBOR	4.57%	3.82%
Class D	32.0	One-Month LIBOR	5.50%	4.75%
Total	$800.0		2.25%	1.50%

Series 2012 - VF3
Class A	$671.0	One-Month LIBOR	1.95%	1.20%
Class B	65.0	One-Month LIBOR	2.60%	1.85%
Class C	32.0	One-Month LIBOR	4.57%	3.82%
Class D	32.0	One-Month LIBOR	5.50%	4.75%
Total	$800.0		2.25%	1.50%

When term notes are issued and reduce the principal amount of the variable-funding notes described above, the interest margin on these variable-funding notes will be reset to a level that is an average of 50 basis points above the weighted-average interest margin for those term notes, but will not be less than the “Post-ABS Margin Floor.”

The Issuer’s notes are secured by servicing advance receivables and are being issued under the second amended and restated base indenture entered into on September 13, 2012 and two indenture supplements applicable to these notes only. See “The Business—Description of Servicing Advance Facility Agreements and the Advance Financing Facility” in our Prospectus dated December 18, 2012 for a more detailed description of the Issuer and the agreements governing the issuance of its notes.

Item 9.01. Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d) Exhibits:

10.1	Series 2012-VFN2 Indenture Supplement

10.2	Series 2012-VFN3 Indenture Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

Date: December 31, 2012